Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - January 2007

Series Deal Size Expected Maturity	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield	15.95%	15.95%	15.96%
Less: Coupon	5.62%	5.57%	5.56%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	3.71%	3.71%	3.71%
Excess Spread:
January-07	5.12%	5.17%	5.19%
December-06	4.84%	4.89%	4.90%
November-06	4.83%	4.87%	4.89%
Three Month Average Excess Spread	4.93%	4.98%	4.99%

Delinquency:
30 to 59 Days	0.90%	0.90%	0.90%
60 to 89 Days	0.64%	0.64%	0.64%
90+ Days	1.54%	1.54%	1.54%
Total	3.08%	3.08%	3.08%

Principal Payment Rate	19.95%	19.95%	19.95%